Exhibit 10.2

EXECUTION COPY

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of March 3, 2013 by and among Platinum Infant Formula Holding Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Parent”), Diamond Infant Formula Holding Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Holdco”), Feihe International, Inc., a Utah corporation (the “Company”), and the shareholders of the Company listed on Schedule A (each, a “Rollover Holder” and collectively, the “Rollover Holders”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (defined below).

RECITALS

WHEREAS, concurrently herewith, Holdco, Parent, Infant Formula Merger Sub Holding Inc., a Utah corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, each Rollover Holder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such shares of common stock, par value $0.001 per share, of the Company (the “Shares”) as set forth opposite such Rollover Holder’s name on Schedule A (with respect to each Rollover Holder, the “Rollover Shares”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Rollover Holders each desire to contribute their respective Rollover Shares to Parent in exchange for newly issued ordinary shares of Holdco (the “Holdco Shares”);

WHEREAS, in order to induce Holdco, Parent, the Company and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Rollover Holders are entering into this Agreement; and

WHEREAS, the Rollover Holders acknowledge that Holdco, Parent, the Company and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Rollover Holders set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Holdco, Parent, the Company and the Rollover Holders hereby agree as follows:

1.   Contribution of Rollover Shares. Subject to the terms and conditions set forth herein, immediately prior to the Closing and without further action by the Rollover Holders, all of each Rollover Holder’s right, title and interest in and to the Rollover Shares shall be contributed, assigned, transferred and delivered to Parent.

2.   Issuance of Holdco Shares. As consideration for the indirect benefit received by Holdco as a result of the contribution, assignment, transfer and delivery of the Rollover Shares to Parent, a wholly-owned Subsidiary of Holdco, pursuant to Section 1, Holdco shall issue Holdco Shares in the name of each Rollover Holder (or, if designated by such Rollover Holder in writing, in the name of an Affiliate of such Rollover Holder) in the amount set forth opposite such Rollover Holder’s name on Schedule A and the parties hereto acknowledge and agree that the value of such Holdco Shares issued to each Rollover Holder is equal to (x) the total number of the Rollover Shares contributed by such Rollover Holder multiplied by (y) the Merger Consideration under the Merger Agreement.  Each Rollover Holder hereby acknowledges and agrees that (i) delivery of such Holdco Shares shall constitute complete satisfaction of all obligations towards or sums due to such Rollover Holder by Parent and Holdco with respect to the applicable Rollover Shares, and (ii) on receipt of such Holdco Shares, such Rollover Holder shall have no right to any Merger Consideration with respect to the Rollover Shares contributed to Parent by such Rollover Holder. Notwithstanding the foregoing, the Rollover Shares set forth opposite each such Rollover Holder’s name on Schedule A shall be deemed to include Shares issuable up on the exercise of the Company Options only if such Rollover Holder pays or causes to be paid to the Company at or prior to the Contribution Closing the Exercise Price for each Company Option included in the Rollover Shares; provided, that if such Rollover Holder fails to pay such amount to the Company at or prior to the Contribution Closing, such Rollover Holder’s Rollover Shares shall include only those Shares that are validly issued, fully paid and non-assessable, and each such Company Option shall be cancelled in accordance with Section 2.02 of the Merger Agreement.

3.   Closing. Subject to the satisfaction in full (or waiver) of all of the conditions set forth in Article VII of the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction of such conditions at the Closing), the closing of the contribution and exchange contemplated hereby (the “Contribution Closing”) shall take place immediately prior to the Closing.  No later than three (3) Business Days prior to the Contribution Closing, the Rollover Holders and any agent of the Rollover Holders holding certificates evidencing any Rollover Shares (including, without limitation, any broker holding securities in “street name”) shall deliver or cause to be delivered to Parent all certificates representing Rollover Shares in such persons’ possession, (i) duly endorsed for transfer or (ii) with duly executed stock powers, sufficient to transfer such Shares to Parent, for disposition in accordance with the terms of this Agreement (the “Share Documents”). The Share Documents shall be held in escrow by Parent or any agent authorized by Parent until the Contribution Closing.

4.   Irrevocable Election.

(a)   The execution of this Agreement by the Rollover Holders evidences, subject to Section 8 and the proviso in Section 22, the irrevocable election and agreement by the Rollover Holders to contribute their respective Rollover Shares in exchange for Holdco Shares at the Contribution Closing on the terms and conditions set forth herein.  In furtherance of the foregoing, each Rollover Holder covenants and agrees, severally and not jointly, that from the date hereof until any termination of this Agreement pursuant to Section 8, such Rollover Holder shall not, directly or indirectly, (i) tender any Rollover Shares into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of any Rollover Shares or any right, title or interest thereto or therein (including by operation of Law), except (x) pursuant to this Agreement or the Merger Agreement, or (y) any Transfer to an Affiliate of such Rollover Holder, provided that such Affiliate shall have agreed in writing in a form reasonably acceptable to Parent and the Company to be bound by this Agreement, (iii) deposit any Rollover Shares into a voting trust or grant any proxy or power of attorney or enter into a voting agreement (other than that certain Voting Agreement of even date herewith by and among Parent, the Company and the Rollover Holders (the “Voting Agreement”)) with respect to any Rollover Shares, (iv) knowingly take any action that would make any representation or warranty of such Rollover Holder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such Rollover Holder from performing any of his, her, or its obligations under this Agreement, or (v) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iv).  Any purported Transfer in violation of this paragraph shall be void.

(b)   Each Rollover Holder covenants and agrees, severally and not jointly, that such Rollover Holder shall promptly (and in any event within 24 hours) notify Parent and the Company of any new Shares with respect to which beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) is acquired by such Rollover Holder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company, if any, after the date hereof.  Any such Shares shall automatically become subject to the terms of this Agreement, and Schedule A shall be deemed amended accordingly.

5.   Representations and Warranties of the Rollover Holders. To induce Parent to accept the Rollover Shares, and Holdco to issue the Holdco Shares, and the Company to enter into the Merger Agreement, each Rollover Holder makes the following representations and warranties, severally and not jointly, to Parent , Holdco and the

Company, each and all of which shall be true and correct as of the date of this Agreement and as of the Contribution Closing, and shall survive the execution and delivery of this Agreement:

(a)   Ownership of Shares.  Such Rollover Holder is the beneficial owner of, and has good and valid title to, the Rollover Shares, free and clear of Liens other than as created by this Agreement, the Voting Agreement and the Consortium Agreement dated as of October 3, 2012 by and between Mr. You-Bin Leng and MSPEA IMF Holding Limited (the “Consortium Agreement”).  Such Rollover Holder has sole voting power, sole power of disposition, sole power to demand dissenter’s rights (if applicable) and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Rollover Shares, with no limitations, qualifications, or restrictions on such rights, subject to applicable United States federal securities Laws, Laws of the State of Utah, Laws of the People’s Republic of China and the terms of this Agreement and the Voting Agreement.  As of the date hereof, other than the Rollover Shares, such Rollover Holder does not own, beneficially or of record, any Shares, securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities).  The Rollover Shares are not subject to any voting trust agreement or other Contract to which such Rollover Holder is a party restricting or otherwise relating to the voting or Transfer of the Rollover Shares other than this Agreement, the Voting Agreement and the Consortium Agreement.  Such Rollover Holder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Rollover Shares, except as contemplated by this Agreement or the Voting Agreement.

(b)   Organization, Standing and Authority.  Each such Rollover Holder has full legal power and capacity to execute and deliver this Agreement and to perform such Rollover Holder’s obligations hereunder.  This Agreement has been duly and validly executed and delivered by such Rollover Holder and, assuming due authorization, execution and delivery by Parent,  Holdco and the Company, constitutes a legal, valid and binding obligation of such Rollover Holder, enforceable against such Rollover Holder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).  If such Rollover Holder is married, and any of the Rollover Shares of such Rollover Holder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Rollover Holder’s spouse and, assuming due authorization, execution and delivery by Parent, Holdco and the Company, constitutes a legal, valid and binding obligation of such Rollover Holder’s spouse, enforceable against such Rollover Holder’s spouse in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(c)   Consents and Approvals; No Violations.  Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Rollover Holder for the execution, delivery and performance of this Agreement by such Rollover Holder or the consummation by such Rollover Holder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Rollover Holder nor the consummation by such Rollover Holder of the transactions contemplated hereby, nor compliance by such Rollover Holder with any of the provisions hereof shall (A) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on such Rollover Holder or its properties or assets, (B) conflict with or violate any provision of the organizational documents of any such Rollover Holder which is an entity, (C) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such Rollover Holder pursuant to any Contract to which such Rollover Holder is a party or by which such Rollover Holder or any property or asset of such Rollover Holder is bound or affected, or (D) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Rollover Holder or any of such Rollover Holder’s properties or assets.

(d)   Litigation.  Except for any shareholder litigation in connection with the Merger, there is no action, suit, investigation, complaint or other proceeding pending against any such Rollover Holder or, to the knowledge of such Rollover Holder, any other person or, to the knowledge of such Rollover Holder, threatened against any Rollover Holder or any other person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Rollover Holder of his obligations under this Agreement.

(e)   Reliance.  Such Rollover Holder understands and acknowledges that Parent, Holdco and the Company are entering into the Merger Agreement in reliance upon such Rollover Holder’s execution and delivery of this Agreement and the representations and warranties of such Rollover Holder contained herein.

6.   Representations and Warranties of Parent. To induce the Rollover Holders to contribute the Rollover Shares and to accept the Holdco Shares, Parent makes the following representations and warranties to each Rollover Holder that, each and all of which shall be true and correct as of the date of this Agreement and as of the Contribution Closing, and shall survive the execution and delivery of this Agreement:

(a)   Organization, Standing and Authority.  Parent is duly organized, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by Holdco, the Company and the Rollover Holders (subject to the proviso in Section 22), constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(b)   Consents and Approvals; No Violations.  Except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (A) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Parent or its properties or assets, (B) conflict with or violate any provision of the organizational documents of Parent, (C) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Parent pursuant to, any Contract to which Parent is a party or by which such Parent or any property or asset of Parent is bound or affected, or (D) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of Parent’s properties or assets.

7.   Representations and Warranties of Holdco. To induce the Rollover Holders to contribute the Rollover Shares and to accept the Holdco Shares, Holdco makes the following representations and warranties to each Rollover Holder that, each and all of which shall be true and correct as of the date of this Agreement and as of the Contribution Closing, and shall survive the execution and delivery of this Agreement:

(a)   Organization, Standing and Authority.  Holdco is duly organized, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly and validly executed and delivered by Holdco and, assuming due authorization, execution and delivery by Parent, the Company and the Rollover Holders (subject to the proviso in Section 22), constitutes a legal, valid and binding obligation of Holdco, enforceable against Holdco in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(b)   Consents and Approvals; No Violations.  Except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Holdco for the execution, delivery and performance of this Agreement by Holdco or the consummation by Holdco of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by Holdco nor the consummation by Holdco of the transactions contemplated hereby nor compliance by Holdco with any of the provisions hereof shall (A) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Holdco or its properties or assets, (B) conflict with or violate any provision of the organizational documents of Holdco, (C) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Holdco pursuant to, any Contract to which Holdco is a party or by which such Holdco or any property or asset of Holdco is bound or affected, or (D) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Holdco or any of Holdco’s properties or assets.

(c)   Issuance of Holdco Shares.  The Holdco Shares will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Liens, preemptive rights, rights of first refusal, subscription and similar rights (other than those arising under any agreements entered into at the Contribution Closing by all of the Rollover Holders) when issued.

8.   Termination. This Agreement, and the obligation of the Rollover Holders to contribute, transfer, assign and deliver the Rollover Shares, will terminate on the earlier to occur of (a) the valid termination of the Merger Agreement in accordance with its terms and (b) the Closing.  If for any reason the Merger contemplated by the Merger Agreement fails to occur but the Contribution Closing has already taken place, then Parent shall promptly return the Share Documents to the Rollover Holders at their respective addresses set forth on Schedule A and take all such actions as are necessary to restore each such Rollover Holder to the position he, she, or it was in with respect to ownership of the Company’s Shares prior to the Contribution Closing.

9.   Further Assurances. Each Rollover Holder hereby covenants that, from time to time, such Rollover Holder will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, such further acts, conveyances, transfers, assignments, powers of attorney and assurances necessary to convey, transfer to and vest in Parent, and to put Parent in possession of, all of the applicable Rollover Shares.

10.   Amendments and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified except upon the execution and delivery of a written agreement executed by each party hereto.

11.   Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

12.   Survival of Representations and Warranties. All representations and warranties of the Rollover Holders or by or on behalf of Parent or Holdco in connection with the transactions contemplated by this Agreement contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of Parent, Holdco, the Company or the Rollover Holders, and the issuance of the Holdco Shares , until the earlier to occur of (x) the termination of this Agreement and (y) the Closing.

13.   Notices. All notices and other communications hereunder shall be in writing (in the English language) and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	If to a Rollover Holder, in accordance with the contact information set forth next to such Rollover Holder’s name on Schedule A.

(ii)	If to Parent or Holdco:

c/o Intertrust Corporate Services (Company) Limited 87 Mary Street Georgetown, Grand Cayman KY1-9005 Cayman Islands
Attention:	Mr. Boris Brady
Facsimile:	+1 345 945 4757

with a copy (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP 30th Floor, China World Office 2 1 Jianguomenwai Avenue Beijing 100004, PRC
Attention:	Michael Gisser / Peter X. Huang
Facsimile:	+86 10 6535 5577

(iii)	If to the Company:

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor Chaoyang District Beijing, PRC 100016
Attention:	Judy Tu
Facsimile:	+86 10 6431 1050

with a copy to:

O’Melveny & Myers LLP Yin Tai Centre, Office Tower, 37th Floor No. 2 Jianguomenwai Ave. Chao Yang District Beijing 100022
Attention:	David J. Roberts
Paul Scrivano
Facsimile:	+86 10 6563 4201

14.   Entire Agreement. This Agreement (together with the Merger Agreement and the Voting Agreement to the extent referred to in this Agreement) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

15.   No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

16.   Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transaction contemplated hereby shall be interpreted, construed and governed by and in in accordance with, the Laws of the State of New York, without regard to the conflicts of laws principles thereof.

17.   Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in any federal court located in the Borough of Manhattan of the City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York.  Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence or maintain any action, suit or proceeding relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

18.   Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

19.   Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached.  It is accordingly agreed that each party shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the federal courts of the United States of America located in New York, this being in addition to any other remedy to which they are entitled at Law or in equity, without the requirement to post bond or other security.

20.   Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

21.   Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22.   Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile or, pdf format, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party; provided, however, that if any of the Rollover Holders fails for any reason to execute, or perform their obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

23.   Headings. The section headings in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

24.   No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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IN WITNESS WHEREOF, Parent, Holdco, the Company and the Rollover Holders have caused to be executed or executed this Agreement as of the date first written above.

Parent:

Platinum Infant Formula Holding Limited

By:	/s/ You-Bin Leng
Name: You-Bin Leng
Title: Director

Holdco:

Diamond Infant Formula Holding Limited

By:	/s/ You-Bin Leng
Name: You-Bin Leng
Title: Director

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

The Company:

Feihe International, Inc.

By:	/s/ David Dong
Name: David Dong
Title: Director

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

Rollover Holders:

/s/ You-Bin Leng
You-Bin Leng

/s/ Sheng-Hui Liu
Sheng-Hui Liu

/s/ Hua Liu
Hua Liu

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

Schedule A

Rollover Holder Name	Address Facsimile	Rollover Shares	Holdco Shares
You-Bin Leng	Star City International Building 10 Jiuxianqiao Road, C-16th Floor Chaoyang District, Beijing 100016 People’s Republic of China Facsimile: +(86) 10 6431-9357	7,878,135(1)	7,878,135
Sheng-Hui Liu	Star City International Building 10 Jiuxianqiao Road, C-16th Floor Chaoyang District, Beijing 100016 People’s Republic of China Facsimile: +(86) 10 6431-9357	273,207(2)	273,207
Hua Liu	Star City International Building 10 Jiuxianqiao Road, C-16th Floor Chaoyang District, Beijing 100016 People’s Republic of China Facsimile: +(86) 10 6431-9357	63,783(3)	63,783
       _____________________________
(1)           Includes 7,866,135 Shares and options to purchase 12,000 Shares.
(2)           Includes 261,207 Shares and options to purchase 12,000 Shares.
(3)           Includes 51,783 Shares and options purchase 12,000 Shares.

[SCHEDULE A TO CONTRIBUTION AGREEMENT]